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                                                                      EXHIBIT 21

                                 VF CORPORATION
                         SUBSIDIARIES OF THE CORPORATION

Following is a listing of the significant subsidiaries of the Corporation, at January 2, 1999:

               Name                               Jurisdiction of Organization
               ----                               ----------------------------

Bestform, Inc.                                             Delaware
Healthtex, Inc.                                            Delaware
Healthtex Apparel Corp.                                    Delaware
JanSport, Inc.                                             Delaware
JanSport Apparel Corp.                                     Delaware
Jantzen Inc.                                               Nevada
Jantzen Apparel Corp.                                      Delaware
The H. D. Lee Company, Inc.                                Delaware
Les Dessous Boutique Diffusion S.A.                        France
VF Workwear, Inc.                                          Delaware
Red Kap Apparel Corp.                                      Delaware
VF Europe N.V.                                             Belgium
VF Factory Outlet, Inc.                                    Delaware
VF Diffusion, S.A.R.L.                                     France
VF Germany Textil-Handels GmbH                             Germany
VF Italia, S.r.l.                                          Italy
VF Japan K.K.                                              Japan
VF Jeanswear, Inc.                                         Alabama
VF Knitwear, Inc.                                          Virginia
VF Knitwear Industries, Inc.                               Delaware
VF Lingerie (France) S.A.                                  France
VF Northern Europe Ltd.                                    United Kingdom
VF Polska Sp. zo.o.                                        Poland
VF  Scandinavia A/S                                        Denmark
VF Workwear, Inc.                                          Delaware
Vanity Fair, Inc.                                          Delaware
Vanity Fair Intimates, Inc.                                Alabama
Vives Vidal, Vivesa, S.A.                                  Spain
Wrangler Apparel Corp.                                     Delaware
Wrangler Clothing Corp.                                    Delaware

Excludes subsidiaries which, if considered as a single subsidiary or after taking into account the elimination of intercompany accounts, would not constitute a significant subsidiary.